Filed Pursuant to Rule 424(b)(5)

Registration No. 333-197414

PROSPECTUS SUPPLEMENT

(To Prospectus dated July 30, 2014)

5,000,000 Shares

Common Stock

We are offering 5,000,000 shares of our common stock in this offering to certain institutional investors pursuant to this prospectus supplement and the accompanying prospectus and a securities purchase agreement with such investors. Our common stock is listed on The NASDAQ Global Market under the symbol “PETX.” On May 3, 2017, the last reported sale price of our common stock was $6.22 per share.

We are an “emerging growth company” as defined by the Jumpstart Our Business Startups Act of 2012 and, as such, we have elected to comply with certain reduced public company reporting requirements for this prospectus supplement, the accompanying prospectus and future filings.

Investing in our common stock involves a high degree of risk. Please read “Risk Factors” beginning on page S-5 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$5.25	$26,250,000
Placement agent fees (1)	$0.315	$1,575,000
Proceeds to Aratana Therapeutics, Inc. before expenses	$4.935	$24,675,000

(1) We have agreed to reimburse the placement agent for certain expenses. See “Plan of Distribution.”

Delivery of the shares of common stock is expected to be made on or about May 9, 2017.

Barclays

The date of this prospectus supplement is May 3, 2017.

PROSPECTUS SUPPLEMENT

ACCOMPANYING PROSPECTUS

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is the prospectus supplement, including the documents incorporated by reference, which describes the specific terms of this offering. The second part, the accompanying prospectus, including the documents incorporated by reference, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. Before you invest, you should carefully read this prospectus supplement, the accompanying prospectus, all information incorporated by reference herein and therein, as well as the additional information described under “Where You Can Find More Information; Incorporation by Reference” on page S-18 of this prospectus supplement. These documents contain information you should consider when making your investment decision. This prospectus supplement may add, update or change information contained in the accompanying prospectus. To the extent that any statement that we make in this prospectus supplement is inconsistent with statements made in the accompanying prospectus or any documents incorporated by reference, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying prospectus and such documents incorporated by reference.

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectuses we may provide to you in connection with this offering. Neither we nor the placement agent has authorized any other person to provide you with any information that is different. If anyone provides you with different or inconsistent information, you should not rely on it. We are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus supplement outside the United States. This prospectus supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

Unless otherwise indicated, information contained in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference, concerning our industry and the markets in which we operate, including our general expectations and market position, market opportunity and market share, is based on information from our own management estimates and research, as well as from industry and general publications and research, surveys and studies conducted by third parties. Management estimates are derived from publicly available information, our knowledge of our industry and assumptions based on such information and knowledge, which we believe to be reasonable. In addition, assumptions and estimates of our and our industry’s future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors” in this prospectus supplement, the accompanying prospectus and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, which is incorporated by reference into this prospectus supplement. These and other important factors could cause our future performance to differ materially from our assumptions and estimates. See “Special Note Regarding Forward-Looking Statements.”

ARATANA THERAPEUTICS and our logo are two of our trademarks that are used in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference. This prospectus supplement, the accompanying prospectus and the documents incorporated by reference also include trademarks, tradenames and service marks that are the property of other organizations. Solely for convenience, trademarks and tradenames referred to in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference appear without the ® and ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or that the applicable owner will not assert its rights, to these trademarks and tradenames.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information about us, this offering and information appearing elsewhere in this prospectus supplement, in the accompanying prospectus and in the documents we incorporate by reference. This summary is not complete and does not contain all the information you should consider before investing in our common stock pursuant to this prospectus supplement and the accompanying prospectus. Before making an investment decision, to fully understand this offering and its consequences to you, you should carefully read this entire prospectus supplement and the accompanying prospectus, including “Risk Factors” beginning on page S-5 of this prospectus supplement, the financial statements and related notes, and the other information that we incorporate by reference into this prospectus supplement, including the section “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

Aratana Therapeutics, Inc.

Our Company

We are a pet therapeutics company focused on licensing, developing and commercializing innovative therapeutics for dogs and cats. We operate in one business segment, which according to 2016 statistics sits at the intersection of the more than $60 billion annual United States pet market and the more than $29 billion annual worldwide animal health market.

Cats and dogs are the most popular pet species in the United States: there are approximately 94 million cats and 90 million dogs in the United States. An estimated 68% of households in the United States have at least one pet. We believe that the role of pets in the family has significantly evolved over the last two decades. Many pet owners consider pets important members of their families, and they have been increasingly willing to spend money to maintain the health of their pets. Consequently, pets are living longer and, as they do, are exhibiting many of the same signs and symptoms of disease as aging humans, such as arthritis, cancer, obesity, diabetes and heart disease. Today veterinarians have comparatively few drugs at their disposal that have been specifically approved for use in pets. As a result, veterinarians often must resort to using products approved for use in humans, but not approved, or even formally studied, in pets, relying on key opinion leaders and literature, rather than regulatory review and approval.    Our current portfolio includes multiple therapeutics and therapeutic candidates in development consisting of both small molecule pharmaceuticals and biologics. We intend for our portfolio to capture opportunities in unmet or underserved medical conditions in dogs and cats.

We have three United States Food and Drug Administration (“FDA”) approved therapeutics: GALLIPRANT® (grapiprant tablets) for the control of pain and inflammation associated with osteoarthritis in dogs, which is commercially available; ENTYCE® (capromorelin oral solution) for appetite stimulation in dogs, which is anticipated to be commercially available by the fall of 2017; and NOCITA® (bupivacaine liposome injectable suspension) as a local post-operative analgesia for cranial cruciate ligament surgery in dogs, which is commercially available. BLONTRESS® and TACTRESS® are our two canine-specific monoclonal antibody (MAb) therapies that are fully licensed by the United States Department of Agriculture (“USDA”) to aid in the treatment of dogs with B-cell and T-cell lymphoma, respectively. Our pipeline has multiple therapeutic candidates in development for the potential treatment of pain, viral diseases, allergy and cancer for dogs and cats.

Preliminary First Quarter Financial Information

We are currently finalizing our financial results for the three months ended March 31, 2017. While complete financial information and operating data for this period are not yet available, based on the information and data currently available, we preliminarily estimate that for the three months ended March 31, 2017, our total net revenues were approximately $3.8 million, our operating (research and development and selling, general and administrative) expenses were approximately $12.1 million and our net loss was approximately $12.6 million or $0.34 diluted loss per share. Of total revenues in the first quarter of 2017, we believe that approximately $3.5 million was related to GALLIPRANT, consisting of approximately $2.5 million in product sales as finished goods under our supply arrangement with Elanco Animal Health, Inc., a division of EIi Lilly and Company (“Elanco”) and approximately $903,000 in licensing and collaboration revenue. We estimate that total revenues also included NOCITA net product sales of approximately $327,000 in the first quarter of 2017, which represents a sequential increase from approximately $147,000 in the fourth quarter of 2016. We believe that the growth in NOCITA product sales is primarily a result of continued growth of new accounts and strong re-order rates, including re-orders from the large majority of the top fifty customers in the last month.  We estimate that the remaining total revenues in the first quarter of 2017 were related to net product sales of BLONTRESS and TACTRESS.

As of March 31, 2017, we estimate that we had approximately $68.4 million in cash, cash equivalents, restricted cash and short-term investments. We estimate that utilization of cash in the first quarter included approximately $5.0 million of payments for inventory purchases and a $3.0 million milestone payment for the first product sale of GALLIPRANT.

During March and April 2017, we received net proceeds of approximately $2.8 million from the sale of shares of common stock under our at-the-market facility.  We terminated the at-the-market facility on April 28, 2017.

This preliminary financial data above and elsewhere in this prospectus supplement is preliminary and may change, and is based on information available to management as of the date of this prospectus supplement.  It is subject to completion by management of our financial statements as our financial closing procedures for the quarter ended March 31, 2017 are not yet complete. There can be no assurance that our final revenues, expenses or cash position for this period will not differ from these estimates, including completion of quarter-end closing and review procedures that may result in adjustments that could be material.  The preliminary financial data included in this prospectus supplement has been prepared by, and is the responsibility of, our management.   PricewaterhouseCoopers LLP has not audited, reviewed, compiled, or performed any procedures with respect to the preliminary financial data.  Accordingly, PricewaterhouseCoopers LLP does not express an opinion or any other form of assurance with respect thereto and these estimates should not be viewed as a substitute for full interim financial statements prepared in accordance with accounting principles generally accepted in the United States.  Accordingly, you should not draw any conclusions based on the foregoing estimates and should not place undue reliance on these preliminary estimates. The preliminary results of operations for the quarter ended March 31, 2017 are not necessarily indicative of the results to be achieved for any future period.  Complete quarterly results will be announced during our published first quarter financial results and included in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2017.  We assume no duty to update these preliminary estimates except as required by law.

Under our current operating plan, which contemplates the launch of ENTYCE by the fall of 2017, we believe that our cash, cash equivalents, restricted cash and short-term investments, together with the net proceeds from this offering, will be sufficient to fund operations and debt obligations through 2018. Our current operating plan also contemplates continued growth in sales of GALLIPRANT, which we believe will result in the achievement of certain milestones under the Collaboration, License, Development and Commercialization Agreement with Elanco dated April 22, 2016 (“Elanco Collaboration Agreement”) described below under “—Recent Developments—GALLIPRANT.”  However, our operating plan may change as a result of many factors currently unknown to us, and we may seek additional funds sooner than planned, through public or private equity or debt financings or other sources, such as strategic collaborations. Such financing may result in dilution to stockholders, imposition of debt covenants and repayment obligations, or other restrictions that may affect our business. In addition, we may seek additional capital due to favorable market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. Our forecast of the period of time through which our financial resources will be adequate to support our operations is a forward-looking statement and involves risks and uncertainties, and actual results could vary as a result of a number of factors, including the factors discussed in this prospectus supplement and the section of our Annual Report on Form 10-K titled “Risk Factors.”

Our future capital requirements depend on many factors, including, but not limited to:

	the results of our target animal studies for our current and future therapeutic candidates;
	the amount and timing of any milestone payments or royalties we must pay pursuant to our current or future license agreements or collaboration agreements;
	the timing of, and the costs involved in, obtaining regulatory approvals for any of our current or future therapeutic candidates;
	the upfront and other payments, and associated costs, related to our identifying, acquiring and in-licensing new therapeutic candidates;
	the number and characteristics of the therapeutic candidates we pursue;
	the scope, progress, results and costs of researching and developing any of our current or future therapeutic candidates and conducting target animal studies;
	whether we acquire any other companies, assets, intellectual property or technologies in the future;
	our ability to partner with companies with an established commercial presence in Europe to provide our products in that market;
	the cost of commercialization activities, if any of our current or future therapeutic candidates are approved for sale, including marketing, sales and distribution costs;
	cost of manufacturing our current and future therapeutic candidates and any therapeutics we successfully commercialize;
	our ability to establish and maintain strategic collaborations, licensing or other arrangements and the financial terms of such agreements;
	whether we are required to repay amounts that we received from government programs or other incentive programs;
	whether we are able to service our debt and satisfy debt covenants;
	the expenses needed to attract and retain skilled personnel;
	the costs associated with being a public company;

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	the costs associated with any securities class action lawsuits and other litigation; and
	the costs involved in preparing, filing, prosecuting, maintaining, defending and enforcing patent claims, including litigation costs and the outcome of such litigation.

For the full year 2017, we estimate operating expenses of approximately $45 million, which includes approximately $10 million of non-cash expenses. These non-cash expenses are expected to be further off-set by contractual milestones and working capital expenditures, net of modest positive gross margins, totaling approximately $10 million, which we believe will result in approximately $45 million of cash used in operations and investing activities during 2017.

Recent Developments

GALLIPRANT

We continue to supply GALLIPRANT to Elanco at a modest manufacturing margin under the Elanco Collaboration Agreement. During the first quarter of 2017, we estimate that we made additional GALLIPRANT active pharmaceutical ingredient (“API”) manufacturing commitments of $15.3 million, which we believe will supply API throughout 2017 and into 2018. GALLIPRANT API is manufactured by our contract manufacturers into finished goods as 20 mg, 60 mg, and 100 mg tablets in a variety of packaging configurations.  Given the initial strong demand for GALLIPRANT and the continued need for process improvements to resolve isolated reports of 100 mg tablets breaking in the bottle, we are currently focused on supplying the 20 mg and 60 mg tablets. We believe these two tablet sizes address the dosing needs of the large majority of dogs, and that the minority of dogs above 75 pounds who would typically receive the 100 mg tablet could potentially use a mix of smaller tablets to achieve the labeled dose. We anticipate being able to supply all SKUs in the second half of 2017.

We intend to complete transfer of manufacturing of GALLIPRANT to Elanco before the end of 2018, which under certain circumstances would allow us to achieve a $4.0 million milestone payment. We are eligible to achieve an additional $4.0 million milestone payment if GALLIPRANT is approved for pain and inflammation for dogs in the EU, which we believe could happen as early as the second half of 2017.  When and if GALLIPRANT achieves certain levels of net sales, we would be eligible to earn up to $75.0 million in commercial milestones; the first of these milestones would be a $15.0 million payment which we believe we could achieve as early as 2018.

On April 28, 2017, we and Eli Lilly and Company, on behalf of Elanco, entered into an amendment (the “Elanco Amendment”) to the Elanco Collaboration Agreement.  Under the Elanco Amendment, Elanco has agreed to submit binding purchase orders to us, within 15 days of April 28, 2017, for certain finished grapiprant products to be produced from certain batches of API we have agreed to purchase from its third-party manufacturer (the “API Batches”). In addition, Elanco has agreed to pay us for the API Batches within 30 days after we provide Elanco with proof of payment to the manufacturer for such API Batches.  The Elanco Amendment provides that, in the event Elanco provides notice of its intent to assume responsibility for manufacturing pursuant to Section 8.2.2 of the Elanco Collaboration Agreement, Elanco would assume all of our responsibilities with respect to any undelivered API, including paying the third-party manufacturer for such undelivered API.

ENTYCE

With respect to ENTYCE® (capromorelin oral solution), we announced that we recently met with the FDA’s Center for Veterinary Medicine (“CVM”) regarding the proposed manufacturing transfer.  We believe that we have an agreement with the CVM on how to proceed.  We intend to resubmit the required prior approval submission in the coming weeks.  If the submission is approved, we believe we would be able to make ENTYCE commercially available by the fall of 2017.

Other Therapeutics in Development

With respect to other therapeutics in development, we have completed the pivotal target safety study for AT-003 in cats and we expect results from our pivotal field effectiveness study by mid-2017.  Our pivotal field effectiveness study and pivotal target animal safety study of AT-002 in cats continue.  Our development collaborator, VetStem, continues the pivotal field effectiveness study of AT-016 for dogs and has initiated the pivotal target animal safety study; results from both studies are anticipated in 2017.  We continue to anticipate USDA conditional licensure for AT-014 in the second half of 2017.

Corporate Information

Our principal executive offices are located at 11400 Tomahawk Creek Parkway, Suite 340, Leawood, Kansas 66211, and our telephone number is (913) 353-1000. Our website address is www.aratana.com. The information contained in, or accessible through, our website should not be considered a part of this prospectus supplement.

Table of Contents The Offering
Common stock offered by us	5,000,000 shares

Common stock to be outstanding immediately after this offering	42,069,823 shares

Use of proceeds

We intend to use the net proceeds of this offering for general corporate purposes, including commercialization activities relating to ENTYCE and inventory related to GALLIPRANT. Please see “Use of Proceeds” on page S‑8.

Risk factors

See “Risk Factors” beginning on page S-5 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement, for a discussion of factors that you should read and consider before investing in our common stock.

NASDAQ Global Market symbol	“PETX”

________________________

The number of shares of our common stock to be outstanding after this offering is based on 37,069,823 shares of our common stock outstanding as of December 31, 2016 (including 461,901 shares of restricted common stock that are subject to vesting restrictions as of December 31, 2016 and are not considered outstanding for accounting purposes) and excludes:

 2,317,449 shares of common stock issuable upon exercise of stock options outstanding as of December 31, 2016, at a weighted average exercise price of $12.18 per share;
 433,400 shares of common stock issuable upon exercise of stock options granted after December 31, 2016, at a weighted average exercise price of $8.00 per share;
 290,700 shares of restricted common stock that are subject to vesting restrictions granted after December 31, 2016;
 546,926 shares of common stock sold under our at-the-market facility after December 31, 2016; and


1,112,913 shares of common stock reserved for issuance under our 2013 incentive award plan as of December 31, 2016 (before taking into account the shares of common stock issuable upon exercise of stock options and the restricted common stock granted after December 31, 2016 described above) as well as shares that become available pursuant to provisions in our 2013 incentive award plan that automatically increase the share reserve under the plan on January 1 of each calendar year.

Unless otherwise indicated, this prospectus supplement reflects and assumes no exercise of the outstanding options or vesting of the restricted common stock described above. S-4

RISK FACTORS

Investing in our common stock involves a high degree of risk. Before investing in our common stock, you should consider carefully the risks described below, together with the other information contained in this prospectus supplement, the accompanying prospectus or incorporated by reference herein or therein, including the risks and uncertainties discussed under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, which is incorporated by reference into this prospectus supplement. If any of the risks incorporated by reference or set forth below occur, our business, financial condition, results of operations and future growth prospects could be materially and adversely affected. In these circumstances, the market price of our common stock could decline, and you may lose all or part of your investment.

Risks Related to this Offering

Purchasers in this offering will experience immediate and substantial dilution in the book value of their investment.

The public offering price of our common stock is substantially higher than the net tangible book value per share of our common stock before giving effect to this offering. Accordingly, if you purchase our common stock in this offering, you will incur immediate substantial dilution of approximately $3.64 per share, representing the difference between the public offering price and our as adjusted net tangible book value as of December 31, 2016. Furthermore, if outstanding options are exercised, you could experience further dilution. For a further description of the dilution that you will experience immediately after this offering, see the section in this prospectus supplement entitled “Dilution.”

A substantial number of shares of common stock may be sold in the market following this offering, which may depress the market price for our common stock.

Sales of a substantial number of shares of our common stock in the public market following this offering could cause the market price of our common stock to decline. A substantial majority of the outstanding shares of our common stock are, and the shares of common stock sold in this offering upon issuance will be, freely tradable without restriction or further registration under the Securities Act of 1933, as amended.

We have broad discretion to determine how to use the funds raised in this offering, and may use them in ways that may not enhance our operating results or the price of our common stock.

Our management will have broad discretion over the use of proceeds from this offering, and we could spend the proceeds from this offering in ways our stockholders may not agree with or that do not yield a favorable return, if at all. We intend to use the net proceeds of this offering for general corporate purposes, including commercialization activities relating to ENTYCE and inventory related to GALLIPRANT. We may also use a portion of our net proceeds to in-license or acquire additional therapeutic candidates, technologies or businesses; however, other than our existing option agreements for licenses, we currently have no agreements or commitments to complete any such transaction. However, our use of these proceeds may differ substantially from our current plans. If we do not invest or apply the proceeds of this offering in ways that improve our operating results, we may fail to achieve expected financial results, which could cause our stock price to decline.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, and the SEC filings that are incorporated by reference into this prospectus supplement and the accompanying prospectus contain or incorporate by reference “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements that do not relate to matters of historical fact should be considered forward-looking statements.  You can generally identify these forward-looking statements by forward-looking words such as “anticipates,” “believes,” “expects,” “intends,” “future,” “could,” “estimates,” “plans,” “would,” “should,” “potential,” “continues” and similar words or expressions (as well as other words or expressions referencing future events, conditions or circumstances).  The forward-looking statements contained in this prospectus supplement, the accompanying prospectus, and the SEC filings that are incorporated by reference into this prospectus supplement and the accompanying prospectus include, but are not limited to, statements related to:

	industry trends;
	market conditions;
	management’s plans;
	objectives and expectations regarding product development and commercialization;
	expectations regarding regulatory submissions and approvals, and anticipated timing thereof;
	the anticipated timing with respect to the announcement of study data;
	the stockholder class action lawsuits and any additional litigation;
	customer trends and demand for our current or potential products;
	investments in research and development;
	business prospects;
	our collaboration partners and our relationships and arrangements therewith;
	anticipated financial performance, including future revenues and our capital requirements;
	our estimated revenue and expenses for the three months ended March 31, 2017, including the sources of our revenue;
	our estimated cash, cash equivalents, restricted cash and short-term investments and cash utilization for the three months ended March 31, 2017;
	our forecast of the period of time through which our financial resources will be adequate to support our operations;
	the amount of GALLIPRANT manufacturing commitments and the time period through which those commitments will be sufficient to provide GALLIPRANT API;
	the sufficiency of 20 mg and 60 mg tablets of GALLIPRANT to treat dogs that were treated with the 100 mg tablet;
	our ability to supply all SKUs of GALLIPRANT;
	the timing of the manufacturing transfer to Elanco;
	the timing and amount of milestone payments under the Collaboration Agreement, as amended;
	our understanding of CVM’s requirements for ENTYCE and expected timing for resubmission of the prior approval submission;
	expectations regarding when ENTYCE will be commercially available;
	timing of results for studies of AT-003, AT-002, and AT-016;
	timing for the USDA conditional licensure for AT-014.
	our ability to achieve and the anticipating timing with respect to milestones;
	expected liquidity and capitalization;
	our ability to protect our intellectual property from third-party claims;
	changes in accounting principles;
	changes in actual or assumed tax liabilities;
	expectations regarding tax exposures;
	anticipated reinvestment of future earnings;
	ability to repay our indebtedness;
	our intentions regarding the use of cash;
	our estimated operating expenses, non-cash expenses, contractual milestones and working capital expenditures, gross margins, cash used in operations and investing activities; and
	the intended use of proceeds from this offering.

These forward-looking statements involve risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.  All forward-looking statements contained herein are expressly qualified in their entirety by this cautionary statement, the risk factors set forth under the heading “Risk Factors” in this prospectus supplement and elsewhere, the accompanying prospectus and incorporated by reference in this prospectus supplement and the accompanying prospectus. These forward-looking statements speak only as of the date of this prospectus supplement. Except to the extent required by applicable laws and regulations, we undertake no obligation to update these forward-looking statements to reflect new information, events or circumstances after the date of this prospectus supplement or to reflect the occurrence of unanticipated events. In light of these risks and uncertainties, the forward-looking events and circumstances described in this prospectus supplement may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements.

USE OF PROCEEDS

We estimate that the net proceeds from this offering, after deducting placement agent fees and estimated offering expenses payable by us, will be approximately $24.4 million.

We intend to use the net proceeds we receive in this offering for general corporate purposes, including commercialization activities relating to ENTYCE and inventory related to GALLIPRANT.

We have not determined the amounts we plan to spend in any of the areas identified above or the timing of these expenditures. As a result, our management will have broad discretion to allocate the net proceeds to us from this offering, and investors will be relying on the judgment of our management regarding the application of the proceeds from this offering. We reserve the right to change the use of these proceeds as a result of certain contingencies such as competitive developments, the results of our commercialization efforts, acquisition and investment opportunities and other factors. Pending use of the proceeds as described above, we intend to invest the net proceeds of this offering in short-term, interest-bearing, investment-grade securities or certificates of deposit.

PRICE RANGE OF COMMON STOCK

Our common stock has been publicly traded on The NASDAQ Global Market under the symbol “PETX” since our initial public offering on June 26, 2013. The following table sets forth, for the periods indicated, the high and low intraday sale prices of our common stock as reported by The NASDAQ Global Market.

2017	High	Low
Second Quarter (through May 3, 2017)	$6.60	$5.02
First Quarter	$8.63	$4.97

2016
Fourth Quarter	$10.73	$6.64
Third Quarter	$9.90	$6.29
Second Quarter	$7.75	$5.16
First Quarter	$6.17	$2.56

2015
Fourth Quarter	$9.48	$5.20
Third Quarter	$19.99	$7.71
Second Quarter	$16.92	$11.69
First Quarter	$20.63	$15.14

On May 3, 2017, the last reported sale price of our common stock on The NASDAQ Global Market was $6.22. As of April 26, 2017, there were 37,957,196 shares of our common stock outstanding held by approximately 70 holders of record, which includes 630,612 shares of restricted common stock that were subject to vesting restrictions as of such date and were not considered outstanding for accounting purposes.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our capital stock. We intend to retain future earnings, if any, to finance the operation and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future. In addition, unless waived, the terms of our loan agreement with Pacific Western Bank and Oxford Finance LLC limit our ability to pay cash dividends. Any future determination related to dividend policy will be made at the discretion of our Board of Directors after considering our financial condition, results of operations, capital requirements, business prospects and other factors the Board of Directors deems relevant, and subject to the restrictions contained in our current or future financing instruments.

DILUTION

If you invest in our common stock in this offering, your ownership interest will be immediately diluted to the extent of the difference between the public offering price per share and the as adjusted net tangible book value per share of our common stock after this offering.

As of December 31, 2016, we had a net tangible book value of approximately $43.4 million, or $1.17 per share of common stock. Our net tangible book value per share represents total tangible assets less total liabilities, divided by the number of shares of common stock outstanding at December 31, 2016.

After giving effect to the issuance and sale by us of 5,000,000 shares of common stock in this offering and after deducting placement agent fees and estimated offering expenses payable by us, our as adjusted net tangible book value as of December 31, 2016 would have been approximately $67.8 million, or approximately $1.61 per share. This amount represents an immediate increase in as adjusted net tangible book value of $0.44 per share to our existing stockholders and an immediate dilution in as adjusted net tangible book value of approximately $3.64 per share to new investors purchasing shares of common stock in this offering.

Dilution per share to new investors is determined by subtracting as adjusted net tangible book value per share after this offering from the public offering price per share paid by new investors. The following table illustrates this dilution on a per share basis:

Public offering price per share		$5.25
Net tangible book value per share as of December 31, 2016	$1.17
Increase in as adjusted net tangible book value per share attributable to this offering	0.44
As adjusted net tangible book value per share after this offering		1.61
Dilution per share to new investors participating in this offering		$3.64

The above discussion and table are based on 37,069,823 shares of our common stock outstanding as of December 31, 2016, which does not include the following:

	2,317,449 shares of common stock issuable upon exercise of stock options outstanding as of December 31, 2016, at a weighted average exercise price of $12.18 per share;
	433,400 shares of common stock issuable upon exercise of stock options granted after December 31, 2016, at a weighted average exercise price of $8.00 per share;
	290,700 shares of restricted common stock that are subject to vesting restrictions granted after December 31, 2016;
	546,926 shares of common stock sold under our at-the-market facility after December 31, 2016; and


1,112,913 shares of common stock reserved for issuance under our 2013 incentive award plan as of December 31, 2016 (before taking into account the shares of common stock issuable upon exercise of stock options and the restricted common stock granted after December 31, 2016 described above) as well as shares that become available pursuant to provisions in our 2013 incentive award plan that automatically increase the share reserve under the plan on January 1 of each calendar year.

To the extent any of these outstanding options are exercised, there may be further dilution to new investors.

CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO
NON-U.S. HOLDERS OF OUR COMMON STOCK

The following discussion is a summary of certain material U.S. federal income tax consequences to non-U.S. holders (as defined below) of the purchase, ownership and disposition of our common stock issued pursuant to this offering, but does not purport to be a complete analysis of all potential tax consequences. The consequences of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or foreign tax laws are not discussed. This discussion is based on the Internal Revenue Code of 1986, as amended, or the Code, Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service, or IRS, in effect as of the date of this offering. These authorities may change or be subject to differing interpretations. This discussion also does not take into account or address changes to United States tax law that may result from tax reforms that may be enacted in 2017 or thereafter.  Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a non-U.S. holder of our common stock. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position regarding the tax consequences of the purchase, ownership and disposition of our common stock.

This discussion is limited to non-U.S. holders that hold our common stock as a “capital asset” within the meaning of Section 1221 of the Code (property held for investment). This discussion does not address all U.S. federal income tax consequences that may be relevant to a non-U.S. holder in light of such non-U.S. holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income. In addition, it does not address consequences relevant to non-U.S. holders subject to particular rules, including, without limitation:

	U.S. expatriates and certain former citizens or long-term residents of the United States;
	persons subject to the alternative minimum tax;
	persons holding our common stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;
	banks, insurance companies, and other financial institutions;
	real estate investment trusts or regulated investment companies;
	brokers, dealers or traders in securities or currencies;
	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;
	S corporations, partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);
	tax-exempt organizations or governmental organizations;
	persons deemed to sell our common stock under the constructive sale provisions of the Code;
	persons for whom our common stock constitutes “qualified small business stock” within the meaning of Section 1202 of the Code;
	persons who hold or receive our common stock pursuant to the exercise of any employee stock option or otherwise as compensation; and
	tax-qualified retirement plans.

If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) holds our common stock, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding our common stock and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them of the purchase, ownership, and disposition of our common stock.

THIS DISCUSSION IS FOR INFORMATION PURPOSES ONLY AND IS NOT INTENDED AS LEGAL OR TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Definition of a Non-U.S. Holder

For purposes of this discussion, a “non-U.S. holder” is any beneficial owner of our common stock that is not a “U.S. person,” a partnership or an entity disregarded as separate from its owner, each for United States federal income tax purposes. A U.S. person is any person that, for United States federal income tax purposes, is or is treated as any of the following:

	an individual who is a citizen or resident of the United States;
	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof, or the District of Columbia;
	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or


a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more United States persons (within the meaning of Section 7701(a)(30) of the Code), or (2) has made a valid election under applicable Treasury Regulations to continue to be treated as a United States person.

Distributions

As described in the section entitled “Dividend Policy,” we do not anticipate declaring or paying dividends to holders of our common stock in the foreseeable future. However, if we do make distributions on our common stock, such distributions of cash or property on our common stock will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and first be applied against and reduce a non-U.S. holder’s adjusted tax basis in its common stock, but not below zero. Any excess will be treated as capital gain and will be treated as described below in the section entitled “Sale or Other Taxable Disposition.”

Subject to the discussion below on effectively connected income, dividends paid to a non-U.S. holder of our common stock will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty), provided the non-U.S. holder furnishes a valid IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) certifying qualification for the lower treaty rate. A non-U.S. holder that does not timely furnish the required documentation, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

If dividends paid to a non-U.S. holder are effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such dividends are attributable), the non-U.S. holder will be exempt from the U.S. federal withholding tax as described above.  To claim this exemption, the non-U.S. holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that the dividends are effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States.

Any such effectively connected dividends will be subject to U.S. federal income tax on a net basis at regular graduated rates. A non-U.S. holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected dividends, as adjusted for certain items. Non-U.S. holders should consult their tax advisors regarding any applicable income tax treaties that may provide for different rules.

Sale or Other Taxable Disposition

A non-U.S. holder will not be subject to U.S. federal income tax on any gain realized upon the sale or other taxable disposition of our common stock unless:



the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such gain is attributable);

	the non-U.S. holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or
	our common stock constitutes a U.S. real property interest, or USRPI, by reason of our status as a U.S. real property holding corporation, or USRPHC, for U.S. federal income tax purposes.

Gain described in the first bullet point above will generally be subject to U.S. federal income tax on a net income basis at the regular graduated U.S. federal income tax rates. A non-U.S. holder that is a foreign corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.

A non-U.S. holder described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30%
(or such lower rate specified by an applicable income tax treaty) on any gain derived from the disposition, which may be offset by certain U.S. source capital losses of the non-U.S. holder (even though the individual is not considered a resident of the United States) provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses. With respect to the third bullet point above, we believe we are not currently and do not anticipate becoming a USRPHC. Because the determination of whether we are a USRPHC depends on the fair market value of our USRPIs relative to the fair market value of our other business assets and our non-U.S. real property interests, however, there can be no assurance we are not a USRPHC or will not become one in the future. Even if we are or were to become a USRPHC, gain arising from the sale or other taxable disposition by a non-U.S. holder of our common stock will not be subject to U.S. federal income tax if (i) such class of stock is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market, and (ii) such non-U.S. holder owned, actually or constructively, 5% or less of such class of our stock throughout the shorter of the five-year period ending on the date of the sale or other disposition or the non-U.S. holder’s holding period for such stock. If the foregoing exception does not apply, and if we are or were to become a USRPHC, a purchaser may be required to withhold 10% of the proceeds payable to a non-U.S. holder from a sale of our common stock and such non-U.S. holder generally will be taxed on its net gain derived from the disposition at the graduated U.S. federal income tax rates applicable to United States persons (as defined in the Code).

Non-U.S. holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.

Information Reporting and Backup Withholding

Payments of dividends on our common stock  will not generally be subject to backup withholding provided the applicable withholding agent does not have actual knowledge or reason to know such holder is a United States person and the holder either certifies its non U.S. status, such as by providing a valid IRS Form W 8BEN, W 8BEN E or W 8ECI, or otherwise establishes an exemption. However, information returns are required to be filed with the IRS in connection with any dividends on our common stock paid to the non U.S. holder, regardless of whether any tax was actually withheld. Copies of these information returns that are filed with the IRS may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the non U.S. holder resides or is established.

In addition, the proceeds of the sale or other taxable disposition of our common stock within the United States or conducted through certain U.S. related brokers generally will not be subject to backup withholding or information reporting, if the applicable withholding agent receives the certification described above and does not have actual knowledge or reason to know that the beneficial owner is a U.S. person, or the holder otherwise establishes an exemption. Proceeds of a disposition of our common stock conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Additional Withholding Tax on Payments Made to Foreign Accounts

Withholding taxes may be imposed under the Foreign Account Tax Compliance Act, or FATCA, on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends paid on, or gross proceeds from the sale or other disposition of, our common stock paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States-owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

The withholding provisions described above generally applies to payments of dividends (including deemed dividends) and will apply to payments of gross proceeds from a sale or other disposition of stock on or after January 1, 2019. Because we may not know the extent to which a distribution is a dividend for U.S. federal income tax purposes at the time it is made, for purposes of these withholding rules we may treat the entire distribution as a dividend. Prospective investors should consult their tax advisors regarding these withholding provisions.

PLAN OF DISTRIBUTION

Pursuant to a placement agency agreement, dated May 3, 2017, we have engaged Barclays Capital, Inc., or the placement agent, to act as a placement agent in connection with this offering of our shares of common stock pursuant to this prospectus supplement and accompanying prospectus. Under the terms of the placement agency agreement, the placement agent has agreed to be our placement agent, on a reasonable best efforts basis, in connection with the issuance and sale by us of our shares of common stock in this offering. The terms of this offering are subject to market conditions and negotiations between us, the placement agent and investors participating in this offering. The placement agency agreement does not give rise to any commitment by the placement agent to purchase any of the shares of our common stock offered in this offering, and the placement agent has no authority to bind us to accept offers to purchase such shares of common stock. Further, the placement agent does not guarantee that it will be able to raise new capital in the offering. The placement agent may retain brokers or dealers to act as sub-agents to assist with the offering.

We will enter into securities purchase agreements directly with investors in connection with this offering, and we will only sell to investors who have entered into securities purchase agreements.  We have agreed to indemnify the placement agent and specified other persons against some civil liabilities, including liabilities under the Securities Act and the Exchange Act, and to contribute to payments that the placement agent may be required to make in respect of such liabilities.  The placement agent has informed us that it will not engage in overallotment, stabilizing transactions or syndicate covering transactions in connection with this offering.

We will deliver the shares of common stock being issued to the investors electronically upon receipt of investor funds for the purchase of the shares of our common stock offered pursuant to this prospectus supplement and accompanying prospectus. We expect to deliver the shares of our common stock being offered pursuant to this prospectus supplement on or about May  9, 2017.

Fees and Expenses

We have agreed to pay the placement agent a total cash fee equal to 6.0% of the gross proceeds of this offering. The expenses of the offering that are payable by us are estimated to be approximately $300,000 (excluding the placement agent fee).    We have also agreed to reimburse the placement agent for certain expenses, including up to an aggregate of $8,000 in connection with the clearance of this offering with the Financial Industry Regulatory Authority, as set forth in the placement agency agreement.

No Sales of Similar Securities

We and our officers and directors together with their affiliated entities have agreed that, without the prior written consent of Barclays Capital Inc., we and they will not directly or indirectly:



offer, sell, contract to sell (including any short sale), pledge, hypothecate, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, grant any option, right or warrant for the sale of, purchase any option or contract to sell, sell any option or contract to purchase, or otherwise encumber, dispose of or transfer, or grant any rights with respect to, directly or indirectly, any shares of common stock or securities convertible into or exchangeable or exercisable for any shares of common stock;



enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the common stock, whether any such transaction is to be settled by delivery of the common stock or other securities, in cash or otherwise; or

	publicly disclose the intention to do any of the foregoing,

for a period of 90 days after the date of this prospectus supplement. However, in the case of our officers and directors (and their affiliated entities), these lock-up restrictions will generally not apply to:

	bona fide gifts made by the holder;


the surrender or forfeiture of shares of common stock to us to satisfy tax withholding obligations upon exercise or vesting of stock options or equity awards or in connection with the “cashless” exercise of options to purchase shares of common stock or in connection with the “net exercise” of warrants;



transfers of common stock or any security convertible into or exercisable for common stock to an immediate family member, an immediate family member of a domestic partner or a trust for the benefit of the undersigned, a domestic partner or an immediate family member;



transfers of shares of common stock or any security convertible into or exercisable for common stock to any corporation, partnership, limited liability company or other entity all of the beneficial ownership interests of which are held exclusively by the holder, a domestic partner and/or one or more family members of the holder or the holder’s domestic partner in a transaction not involving a disposition for value;

	transfers of shares of common stock or any security convertible into or exercisable for common stock upon death by will or intestate succession;


the exercise of any option, warrant or other right to acquire shares of common stock, the settlement of any stock-settled stock appreciation rights, restricted stock or restricted stock units, or the conversion of any convertible security into our securities;

	securities transferred to one or more affiliates of the holder and distributions of securities to partners, members or stockholders of the holder;
	transactions relating to securities acquired in open market transactions after the date of this prospectus supplement;


sales or transfers of common stock made pursuant to a trading plan established pursuant to Rule 10b5-1 under the Securities Exchange Act (“Rule 10b5-1”) that has been entered into and provided or made available to the placement agent prior to the date of the lock-up agreement; or



the entry into a trading plan established pursuant to Rule 10b5-1, provided that such plan does not provide for any sales or other dispositions of shares of common stock during the 90-day restricted period.

However, for certain of these transfers prior to the expiration of the lock-up period, no public disclosure or filing under the Exchange Act by any party to the transfer (donor, donee, transferor or transferee) shall be required, or made voluntarily, reporting a reduction in beneficial ownership of common stock in connection with such permitted transfers. Additionally, except for transfers related to securities acquired on the open market or in this offering or to the surrender or forfeiture of shares of common stock to us to satisfy tax withholding obligations upon exercise or vesting of stock options or equity awards, as described above, any transferee under the excepted transfers above must agree in writing, prior to the transfer, to be bound by the lock-up agreements.

Additionally, in our case, the lock-up restrictions will not apply to:



equity-based awards granted pursuant to our equity incentive plans described in this prospectus supplement or the documents incorporated by reference into this prospectus supplement, including any amendments to those plans, and shares of common stock issued upon the exercise of any equity-based awards;

	shares of common stock issued upon the conversion of outstanding securities described in this prospectus supplement or the documents incorporated by reference into this prospectus supplement;
	the filing of a registration statement on Form S-8 relating to register shares issuable pursuant to our equity incentive plans;


shares of common stock or any securities convertible into, or exercisable or exchangeable for, shares of common stock issued, sold or delivered in connection with any acquisition or strategic investment (including without limitation any license, collaboration, joint venture, strategic alliance or partnership) as long as (x) the aggregate number of shares of common stock so issued, sold or delivered from the date of this prospectus supplement through and including the 90th day after the date of this prospectus supplement does not exceed 5% of the number of shares of common stock outstanding immediately after the offering, and (y) each recipient of any such shares or other securities that are issued, sold or delivered during such 90-day period agrees to restrictions on the resale of such securities (and any other securities into which such securities may be converted or for which they may be exercised or exchanged) that are consistent with the lock-up agreements described above for the remainder of such 90-day period.

Barclays Capital Inc., in its sole discretion, may release the common stock and other securities subject to the lock-up agreements described above in whole or in part at any time with or without notice. When determining whether or not to release common stock and other securities from lock-up agreements, Barclays Capital Inc. will consider, among other factors, the holder’s reasons for requesting the release, the number of shares of common stock and other securities for which the release is being requested and market conditions at the time.

Listing

Our common stock is listed on The NASDAQ Global Market under the symbol “PETX.”

Other Activities and Relationships

The placement agent and certain of its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The placement agent and certain of its affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses.   The placement agent served as sales agent for our at-the-market facility.  The at-the-market facility was terminated on April 28, 2017.

In the ordinary course of their various business activities, the placement agent and certain of its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. If the placement agent or its respective affiliates have a lending relationship with us, they routinely hedge their credit exposure to us consistent with their customary risk management policies. The placement agent and its respective affiliates may hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the common stock offered hereby. Any such short positions could adversely affect future trading prices of the common stock offered hereby. The placement agent and certain of its respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

The foregoing includes a brief summary of certain provisions of the placement agency agreement and securities purchase agreement that we will enter into and does not purport to be a complete statement of their terms and conditions. A copy of the placement agency agreement and the form of securities purchase agreement will be filed with the SEC and incorporated by reference into the registration statement of which this prospectus supplement forms a part. See “Where You Can Find More Information; Incorporation by Reference” on page S-18.

LEGAL MATTERS

The validity of the shares of common stock offered hereby will be passed upon for us by Latham & Watkins LLP, Boston, Massachusetts. Covington & Burling LLP, New York, New York, is counsel to the placement agent in connection with this offering.

EXPERTS

The financial statements incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2016 have been so incorporated in reliance on the report (which contains an explanatory paragraph stating that Aratana Therapeutics, Inc. will require additional financing to fund future operations and debt payments which may be triggered if the minimum liquidity covenant requirement is not met) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

We file reports, proxy statements and other information with the SEC. Information filed with the SEC by us can be inspected and copied at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of this information by mail from the Public Reference Section of the SEC at prescribed rates. Further information on the operation of the SEC’s Public Reference Room in Washington, D.C. can be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our web site address is www.aratana.com. The information on our web site, however, is not, and should not be deemed to be, a part of this prospectus supplement.

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement at the SEC’s Public Reference Room in Washington, D.C. or through the SEC’s website, as provided above.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus supplement and the accompanying prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement and the accompanying prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in this prospectus supplement or the accompanying prospectus modifies or replaces that statement.

We incorporate by reference the following information or documents that we have filed with the SEC:

	Our Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on March 14, 2017.
	Our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 28, 2017.
	Our Current Report on Form 8-K filed with the SEC on February 6, 2017.


The description of our Common Stock contained in our Registration Statement on Form 8-A, dated and filed with the SEC on May 31, 2013, and any amendment or report filed with the SEC for the purpose of updating the description.

We incorporate by reference into this prospectus supplement and accompanying prospectus all reports and other documents we subsequently file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, between the date of this prospectus supplement and the termination of the offering of the securities described in this prospectus supplement. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K. The reports and documents specifically listed above or filed in the future (excluding any information furnished to, rather than filed with, the SEC) are deemed to be part of this prospectus supplement and accompanying prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus supplement (other than exhibits, unless they are specifically incorporated by reference in the documents) by writing or telephoning us at the following address:

Aratana Therapeutics, Inc.

11400 Tomahawk Creek Parkway, Suite 340

Leawood, Kansas 66211

(913) 353-1000

Attention: General Counsel

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus supplement and the accompanying prospectus supplement.

PROSPECTUS

ARATANA THERAPEUTICS, INC.

$100,000,000

Common Stock

Preferred Stock

Warrants

Units

500,000 Shares

Common Stock

Offered by the Selling Stockholders

We may offer and sell up to $100,000,000 in the aggregate of the securities identified above, and the selling stockholders may offer and sell up to 500,000 shares in the aggregate of common stock identified above, in each case, from time to time in one or more offerings. This prospectus provides you with a general description of the securities. We will not receive any proceeds from the sale of our common stock by the selling stockholders.

Each time we or any of the selling stockholders offer and sell securities, we or such selling stockholders will provide a supplement to this prospectus that contains specific information about the offering and, if applicable, the selling stockholders, as well as the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. In addition, the selling stockholders may offer and sell shares of our common stock from time to time, together or separately. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” ON PAGE 5 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

Our common stock is listed on The NASDAQ Global Market under the symbol “PETX.” On July 14, 2014, the last reported sale price of our common stock on The NASDAQ Global Market was $14.33 per share.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 30, 2014.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings up to a total dollar amount of $100,000,000 and the selling stockholders to be named in a supplement to this prospectus may, from time to time, sell up to 500,000 shares of common stock from time to time in one or more offerings as described in this prospectus. Each time that we or the selling stockholders offer and sell securities, we or the selling stockholders will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”

Neither we, nor the selling stockholders, have authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We and the selling stockholders will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

When we refer to “Aratana,” “we,” “our,” “us” and the “Company” in this prospectus, we mean Aratana Therapeutics, Inc. and its consolidated subsidiaries, unless otherwise specified. When we refer to “you,” we mean the holders of the applicable series of securities.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

We file reports, proxy statements and other information with the SEC. Information filed with the SEC by us can be inspected and copied at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of this information by mail from the Public Reference Section of the SEC at prescribed rates. Further information on the operation of the SEC’s Public Reference Room in Washington, D.C. can be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is  http://www.sec.gov  .

Our web site address is www.aratana.com. The information on our web site, however, is not, and should not be deemed to be, a part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement at the SEC’s Public Reference Room in Washington, D.C. or through the SEC’s website, as provided above.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or replaces that statement.

We incorporate by reference our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus, between the date of this prospectus and the termination of the offering of the securities described in this prospectus. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including our Compensation Committee report and performance graph or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

•	Our Annual Report on Form 10-K for the year ended December 31, 2013, filed with the SEC on March 26, 2014.

•	Our Quarterly Report on Form 10-Q for the three months ended March 31, 2014, filed with the SEC on May 15, 2014.

•	Our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 29, 2014.

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Our Current Reports on Form 8-K and Amended Current Reports on Form 8-K/A filed with the SEC on December 23, 2013, January 7, 2014, January 16, 2014, January 17, 2014, January 21, 2014, January 30, 2014, February 6, 2014, March 10, 2014, March 27, 2014, June 13, 2014, June 20, 2014, June 23, 2014 and July 15, 2014

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The description of our Common Stock contained in our Registration Statement on Form 8-A, dated May 31, 2013, filed with the SEC on May 31, 2013 and any amendment or report filed with the SEC for the purpose of updating the description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents) by writing or telephoning us at the following address:

Aratana Therapeutics, Inc.

1901 Olathe Boulevard

Kansas City, KS 66103

(913) 353-1000

Attention: General Counsel

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus and any accompanying prospectus supplement.

THE COMPANY

We are a pet therapeutics company focused on licensing, developing and commercializing innovative biopharmaceutical products for cats, dogs and other companion animals. Our current product portfolio includes over 15 therapeutic candidates in development, consisting of small molecule pharmaceuticals and large molecule biologics that target pain, inappetence, cancer, viral diseases, allergy and other serious medical conditions. We currently have two products (AT-004 and AT-005) for treatment of lymphoma in dogs which have received a conditional license from the U.S. Department of Agriculture, or the USDA. We also filed for a product license for our AT-014 for treatment of canine osteosarcoma with the USDA in July 2014. Our other lead products include small molecules directed at treating osteoarthritis pain and inflammation, loss of appetite and post-operative pain in dogs and cats. Our therapeutic candidates are designed to enable veterinarians and pet owners to manage pets’ medical needs safely and effectively, potentially resulting in longer and improved quality of life for pets.

We were incorporated on December 1, 2010 under the laws of the State of Delaware.

Our principal executive offices are located at 1901 Olathe Boulevard, Kansas City, Kansas 66103, and our telephone number is (913) 353-1000.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. You should carefully consider the risk factors in our Annual Report on Form 10-K for the year ended December 31, 2013 incorporated herein by reference, any amendment or update thereto reflected in subsequent filings with the SEC, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus and any prospectus supplement or free writing prospectus include forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. All statements other than statements of historical fact included in this prospectus that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements including, in particular, the statements about our plans, objectives, strategies and prospects regarding, among other things, our financial condition, operating results and business.

We have identified some of these forward-looking statements with words like “believe,” “may,” “will,” “should,” “could,” “expect,” “intend,” “plan,” “predict,” “anticipate,” “estimate,” “continue” or other words and terms of similar meaning and the use of future dates. These forward-looking statements are based on current expectations about future events affecting us and are subject to uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control and could cause our actual results to differ materially from those matters expressed or implied by our forward-looking statements. Forward-looking statements are only predictions or statements of current plans and can be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties, including the risks described under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2013, which is incorporated herein by reference in its entirety, any amendment or update thereto reflected in subsequent filings with the SEC, and all other annual, quarterly and other reports that we file with the SEC after the date of this prospectus and that also are incorporated herein by reference. Such risks and uncertainties are not exclusive and further information concerning us and our business, including factors that potentially could materially affect our financial results or condition, may emerge from time to time. We assume no obligation to update, amend or clarify forward-looking statements to reflect actual results or changes in factors or assumptions affecting such forward-looking statements, except as otherwise required by law. We advise you, however, to consult any further disclosures we make on related subjects in our future annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K we file with or furnish to the SEC.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement. We will not receive any of the proceeds from the sale of common stock being offered by any of the selling stockholders.

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED SHARE DIVIDENDS

The following table sets forth the historical ratios of earnings to fixed charges and preferred share dividends for Aratana and its consolidated subsidiaries for the periods indicated.

	Fiscal Year Ended December 31, 2010 (X)	Fiscal Year Ended December 31, 2011	Fiscal Year Ended December 31, 2012	Fiscal Year Ended December 31, 2013	Three Months Ended March 31, 2014

Ratio of earnings to fixed charges	—	—	—	—	—
Ratio of earnings to combined fixed charges and preferred dividends	—	—	—	—	—
Deficiency of earnings available to cover fixed charges and preferred dividends	(a)	(b)	(c)	(d)	(e)

(X)	From inception (December 1, 2010) through December 31, 2010.

(a)	Earnings for the fiscal year ended December 31, 2010 were inadequate to cover combined fixed charges and preferred dividends. The coverage deficiency was approximately $6.8 million.
(b)	Earnings in fiscal year ended December 31, 2011 were inadequate to cover combined fixed charges and preferred dividends. The coverage deficiency was approximately $4.6 million.
(c)	Earnings in fiscal year ended December 31¸ 2012 were inadequate to cover combined fixed charges and preferred dividends. The coverage deficiency was approximately $13.7 million.
(d)	Earnings in the fiscal year ended December 31, 2013 were inadequate to cover combined fixed charges and preferred dividends. The coverage deficiency was approximately $19.7 million.
(e)	Earnings in the three months ended March 31, 2014 were inadequate to cover combined fixed charges and preferred dividends. The coverage deficiency was approximately $9.8 million.

The ratios above were computed by dividing earnings by fixed charges or by dividing earnings by combined fixed charges and preferred dividends. For this purpose, earnings is calculated as follows: (i) adding (a) pre-tax income (loss) from continuing operations before adjustment for income or loss from equity investees; (b) fixed charges; (c) amortization of capitalized interest; (d) distributed income of equity investees; and (e) our share of pre-tax losses of equity investees for which charges arising from guarantees are included in fixed charges; and (ii) then subtracting from such sum (a) interest capitalized; (b) preferred security dividend requirements of our consolidated subsidiaries; and (c) any noncontrolling interest in the pre-tax income (loss) of our subsidiaries that have not incurred fixed charges. Equity investees are investments that we account for using the equity method of accounting.

Fixed charges consist of that portion of rental expense associated with certain facility, equipment and vehicle leases considered to be a reasonable estimate of the interest factor. We did not pay or accrue any preferred dividends for the periods presented.

DESCRIPTION OF CAPITAL STOCK

General

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share. The following description of our capital stock and provisions of our restated certificate of incorporation and amended and restated bylaws are summaries and are qualified in their entirety by reference to our certificate of incorporation and bylaws. Copies of these documents have been filed with the Securities and Exchange Commission as exhibits to our registration statement, of which this prospectus forms a part.

Common Stock

As of July 10, 2014, there were 29,447,388 shares of our common stock outstanding and held of record by approximately 47 stockholders, which includes 644,972 shares of restricted common stock that are subject to vesting restrictions and are not considered outstanding for accounting purposes.

Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. An election of directors by our stockholders shall be determined by a plurality of the votes cast by the stockholders entitled to vote on the election. Holders of common stock are entitled to receive proportionately any dividends that may be declared by our board of directors, subject to any preferential dividend rights of any series of preferred stock that we may designate and issue in the future.

In the event of our liquidation or dissolution, the holders of common stock are entitled to receive proportionately our net assets available for distribution to stockholders after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights. Our outstanding shares of common stock are, and the shares offered by us in this offering will be, when issued and paid for, validly issued, fully paid and nonassessable. The rights, preferences and privileges of holders of common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Preferred Stock

Under the terms of our certificate of incorporation, our board of directors is authorized to direct us to issue shares of preferred stock in one or more series without stockholder approval. Our board of directors has the discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock.

The purpose of authorizing our board of directors to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions or licensings, future financings and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from seeking to acquire, a majority of our outstanding voting stock. Upon the closing of this offering, there will be no shares of preferred stock outstanding, and we have no present plans to issue any shares of preferred stock.

Options

As of March 31, 2014, options to purchase an aggregate of 1,504,582 shares of our common stock at a weighted average exercise price of $15.59 per share were outstanding.

Registration Rights

As of March 31, 2014, holders of 4,407,297 shares of our common stock were entitled to the following rights with respect to the registration of such shares for public resale under the Securities Act, pursuant to a second amended and restated investors’ rights agreement by and among us and certain of our stockholders. The registration of shares of common stock as a result of the following rights being exercised would enable holders to trade these shares without restriction under the Securities Act when the applicable registration statement is declared effective.

Demand Registration Rights

If the holders of at least a majority of the registrable securities request in writing that we effect a registration with respect to their shares in an offering with an anticipated aggregate offering price of at least $5,000,000, we may be required to register their shares. We are obligated to effect at most two registrations for the holders of registrable securities in response to these demand registration rights. If the holders requesting registration intend to distribute their shares by means of an underwriting, the managing underwriter of such offering will have the right to limit the numbers of shares to be underwritten for reasons related to the marketing of the shares.

Piggyback Registration Rights

If we propose to register any shares of our common stock under the Securities Act, subject to certain exceptions, the holders of registrable securities will be entitled to notice of the registration and to include their shares of registrable securities in the registration. If our proposed registration involves an underwriting, the managing underwriter of such offering will have the right to limit the number of shares to be underwritten for reasons related to the marketing of the shares.

Form S-3 Registration Rights

If at any time after we become entitled under the Securities Act to register our shares on Form S-3 a holder of registrable securities requests in writing that we register their shares for public resale on Form S-3 and the reasonably anticipated price to the public of the offering is $1,000,000 or more, we will be required to use our best efforts to effect such registration; provided, however, that we will not be required to effect such a registration if, within the preceding 12 months, we have already effected two registrations on Form S-3 for the holders of registrable securities.

Expenses

Ordinarily, other than underwriting discounts and commissions, we will be required to pay all expenses incurred by us related to any registration effected pursuant to the exercise of these registration rights. These expenses may include all registration and filing fees, printing expenses, fees and disbursements of our counsel, reasonable fees and disbursements of a single special counsel for the holders of registrable securities, blue sky fees and expenses and the expenses of any special audits incident to the registration.

Termination of Registration Rights

The registration rights terminate upon the earlier of July 2, 2018, or, with respect to the registration rights of an individual holder, when the holder can sell all of such holder’s registrable securities in any three-month period without registration, in compliance with Rule 144 of the Securities Act.

Anti-Takeover Effects of Delaware Law and Our Certificate of Incorporation and Bylaws

Certain provisions of Delaware law and our restated certificate of incorporation and amended and restated bylaws contain provisions that could have the effect of delaying or discouraging another party from acquiring control of us. These provisions, which are summarized below, are expected to discourage certain types of coercive takeover practices and inadequate takeover bids. These provisions are also designed in part to encourage anyone seeking to acquire control of us to first negotiate with our board of directors. We believe that the advantages gained by protecting our ability to negotiate with any unsolicited and potentially unfriendly acquirer outweigh the disadvantages of discouraging such proposals, including those priced above the then-current market value of our common stock, because, among other reasons, the negotiation of such proposals could improve their terms.

Certificate of Incorporation and Bylaws

Our restated certificate of incorporation and amended and restated bylaws include provisions that:

•	authorize our board of directors to issue, without further action by the stockholders, up to 10,000,000 shares of undesignated preferred stock;
•	require that any action to be taken by our stockholders be effected at a duly called annual or special meeting and not by written consent;
•	specify that special meetings of our stockholders can be called only by our board of directors, the Chairman of the Board, the Chief Executive Officer or the President;
•

establish an advance notice procedure for stockholder approvals to be brought before an annual meeting of our stockholders, including proposed nominations of persons for election to our board of directors;

•	provide that directors may be removed only for cause and only by the affirmative vote of the holders of at least two-thirds in voting power of the outstanding stock entitled to vote;
•	provide that vacancies on our board of directors may be filled only by a majority of directors then in office, even though less than a quorum;
•	establish that our board of directors is divided into three classes, Class I, Class II, and Class III, with each class serving staggered terms;
•	specify that no stockholder is permitted to cumulate votes at any election of the board of directors; and
•	require a super majority of votes to amend certain of the above-mentioned provisions.

Delaware Anti-Takeover Statute

We are subject to the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. In general, Section 203 prohibits a publicly-held Delaware corporation from engaging, under certain circumstances, in a business combination with an interested stockholder for a period of three years following the date the person became an interested stockholder unless:

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prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

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upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, but not for determining the outstanding voting stock owned by the interested stockholder, (1) shares owned by persons who are directors and also officers of the corporation, and (2) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

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at or subsequent to the date of the transaction, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

In this context, a business combination includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation’s outstanding voting stock. We expect the existence of this provision to have an anti-takeover effect with respect to transactions our board of directors does not approve in advance. We also anticipate that Section 203 may discourage business combinations or other attempts that might result in a premium over the market price for the shares of common stock held by our stockholders.

The provisions of Delaware law and our restated certificate of incorporation and amended and restated bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC.

NASDAQ Global Market

Our common stock is listed on The NASDAQ Global Market under the symbol “PETX.”

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of shares of our common stock or preferred stock. We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent. The following summary of material provisions of the warrants and warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

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the number of shares of common stock or preferred stock purchasable upon the exercise of warrants to purchase such shares and the price at which such number of shares may be purchased upon such exercise;

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the designation, stated value and terms (including, without limitation, liquidation, dividend, conversion and voting rights) of the series of preferred stock purchasable upon exercise of warrants to purchase preferred stock;

•	the terms of any rights to redeem or call the warrants;
•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;
•	United States Federal income tax consequences applicable to the warrants; and
•	any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled:

•	to vote, consent or receive dividends;
•	receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or
•	exercise any rights as stockholders of Aratana.

Each warrant will entitle its holder to purchase the number of shares of preferred stock or common stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

A holder of warrant certificates may exchange them for new warrant certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase common stock or preferred stock are exercised, the holders of the warrants will not have any rights of holders of the underlying common stock or preferred stock, including any rights to receive dividends or payments upon any liquidation, dissolution or winding up on the common stock or preferred stock, if any.

DESCRIPTION OF UNITS

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

•	the title of the series of units;
•	identification and description of the separate constituent securities comprising the units;
•	the price or prices at which the units will be issued;
•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;
•	a discussion of certain United States federal income tax considerations applicable to the units; and
•	any other terms of the units and their constituent securities.

GLOBAL SECURITIES

Book-Entry, Delivery and Form

Unless we indicate differently in a prospectus supplement, the securities initially will be issued in book-entry form and represented by one or more global securities. The global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, as depositary, or DTC, and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

DTC has advised us that it is:

•	a limited-purpose trust company organized under the New York Banking Law;
•	a “banking organization” within the meaning of the New York Banking Law;
•	a member of the Federal Reserve System;
•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and
•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as indirect participants, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a beneficial owner, is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.

To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.

Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.

Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.

So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the designated party at least 15 days before the applicable payment date by the persons entitled to payment, unless a shorter period is satisfactory to the designated party.

Redemption proceeds, distributions and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.

DTC may discontinue providing its services as securities depositary with respect to the securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depositary is not obtained, securities certificates are required to be printed and delivered.

As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:

•

DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be; or

•	we determine, in our sole discretion, not to have such securities represented by one or more global securities,

we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.

We have obtained the information in this section and elsewhere in this prospectus concerning DTC and DTC’s book-entry system from sources that are believed to be reliable, but we take no responsibility for the accuracy of this information.

SELLING STOCKHOLDERS

This prospectus also relates to the possible resale by Avalon Ventures IX, L.P. and Avalon Ventures IX Management, LLC, who we refer to in this prospectus collectively as the “selling stockholders,” of up to 500,000 shares of our common stock that were issued and outstanding prior to the original date of filing of the registration statement of which this prospectus forms a part. The selling stockholders originally acquired the shares of our common stock included in this prospectus (i) in several private placements of our convertible preferred stock prior to our initial public offering, which closed in July 2013, all of which shares of preferred stock were converted into shares of our common stock in connection with our initial public offering, and (ii) in connection with our initial public offering.

Information about the selling stockholders, where applicable, including the amount of shares of common stock owned by each selling stockholder prior to the offering, the number of shares of our common stock to be offered by each selling stockholder and the amount of common stock to be owned by each selling stockholder after completion of the offering, will be set forth in an applicable prospectus supplement, documents incorporated by reference or in a free writing prospectus we file with the SEC. The applicable prospectus supplement will also disclose whether any of the selling stockholders has held any position or office with, has been employed by or otherwise has had a material relationship with us during the three years prior to the date of the prospectus supplement.

The selling stockholders may not sell any shares of our common stock pursuant to this prospectus until we have identified such selling stockholders and the shares being offered for resale by such selling stockholders in a subsequent prospectus supplement. However, the selling stockholders may sell or transfer all or a portion of their shares of our common stock pursuant to any available exemption from the registration requirements of the Securities Act.

PLAN OF DISTRIBUTION

We or the selling stockholders may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods or through underwriters or dealers, through agents and/or directly to one or more purchasers. The securities may be distributed from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;
•	at market prices prevailing at the time of sale;
•	at prices related to such prevailing market prices; or
•	at negotiated prices.

Each time that we or any of the selling stockholders sell securities covered by this prospectus, we or the selling stockholders will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to us or the selling stockholders, if applicable.

Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.

If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the selling stockholders, or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

Any common stock or preferred stock will be listed on The NASDAQ Global Market, but any other securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

If indicated in the applicable prospectus supplement, underwriters or other persons acting as agents may be authorized to solicit offers by institutions or other suitable purchasers to purchase the securities at the public offering price set forth in the prospectus supplement, pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. These purchasers may include, among others, commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. Delayed delivery contracts will be subject to the condition that the purchase of the securities covered by the delayed delivery contracts will not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject. The underwriters and agents will not have any responsibility with respect to the validity or performance of these contracts.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc., or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate proceeds of the offering.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

LEGAL MATTERS

Latham & Watkins LLP will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of Aratana Therapeutics, Inc. Polsinelli PC will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of the selling stockholders. Additional legal matters may be passed upon for us, the selling stockholders or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The financial statements of Aratana Therapeutics, Inc. incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2013 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Squar, Milner, Peterson, Miranda and Williamson, LLP, an independent registered public accounting firm, has audited the financial statements of Vet Therapeutics, Inc. as of September 30, 2013 and December 31, 2012, and for the nine month period ended September 30, 2013 and the year ended December 31, 2012 as set forth in their report dated December 19, 2013, which is included in our Amended Current Report on Form 8-K filed with the SEC on December 23, 2013 and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance on Squar, Milner, Peterson, Miranda and Williamson, LLP’s aforementioned report, given on their authority as experts in accounting and auditing.

The financial statements of Okapi Sciences N.V. as of and for the years ended December 31, 2013 and 2012 and from December 20, 2007 (date of inception) to December 31, 2013 incorporated by reference in this Prospectus by reference from our Current Report on Form 8-K filed with the SEC on July 15, 2014 have been audited by Deloitte Bedrijfsrevisoren/Reviseurs d’Entreprises, independent auditors, as stated in their report appearing therein (which report expresses an unmodified opinion on the financial statements and includes as explanatory paragraph indicating that: (a) the financial statements have been prepared assuming that the Company will continue as a going concern, (b) as discussed in Note 1 to the financial statements, the Company devotes substantially all of its efforts to research and development and has incurred losses since inception, (c) such condition raises substantial doubt about its ability to continue as a going concern, and (d) financial statements do not include any adjustments that might result from the outcome of the uncertainty), and incorporated herein by reference. Such financial statements have been incorporated herein in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

5,000,000 Shares

Common Stock

Prospectus Supplement

Barclays

May 3, 2017